Exhibit 99.1

Blue Merger Sub Inc. Announces Receipt of Requisite Consents and the Extension of the Consent Payment Deadline and Sets the Pricing for the 2019 Notes in connection with Previously Announced Tender Offers for Del Monte Corporation Notes

NEW YORK, NY, February 1, 2011 – Blue Merger Sub Inc. (the “Company”), an entity affiliated with Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners V, L.P. and Centerview Capital, L.P., announced today that in connection with the previously announced tender offers and consent solicitations (the “Offers” and “Consent Solicitations”) by the Company, that holders of approximately 96.58% of the 2015 Notes (as defined below) and holders of approximately 97.54% of the 2019 Notes tendered their notes in the Offers on or prior to February 1, 2011. The Company also announced that it has extended the Consent Payment Deadline from 5:00 p.m., New York City time, on February 1, 2011 to 5:00 p.m., New York City time, on February 4, 2011. The Company further announced that withdrawal rights in the Offers expired on February 1, 2011 at 5:00 p.m., New York City time. As a result of the extension of the Consent Payment Deadline, Holders who validly tender their Notes (as defined below) and provide their consents to the Proposed Amendments to the respective series of Notes before the extended Consent Payment Deadline will be eligible to receive the Total Consideration. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Statement (as defined below).

The following table shows the amount of Notes validly tendered and not validly withdrawn, by series, as of 5:00 p.m., New York City time, on February 1, 2011, the previous Consent Payment Deadline:

Title of Security	Outstanding Principal Amount(1)	Principal Amount Tendered as of 5:00 p.m. on February 1, 2011	Percentage of Outstanding Notes Tendered	Total Consideration(2)
6 3/4% Senior Subordinated Notes due 2015 issued by Del Monte Corporation	$250,000,000	$241,462,000	96.58%	$1,025.00
7 1/2% Senior Subordinated Notes due 2019 issued by Del Monte Corporation	$450,000,000	$438,952,000	97.54%	$1,235.45

(1)	As of February 1, 2011.
(2)	Per $1,000 principal amount and includes but not in addition to the applicable Consent Payment.

As previously announced, the Company will, subject to satisfaction of the conditions of each Tender Offer, purchase for cash (i) any and all of the outstanding 6 3/4% Senior Subordinated Notes due 2015 (the “2015 Notes”) issued by Del Monte Corporation (the “Issuer”) and (ii) any and all of the outstanding 7 1/2% Senior Subordinated Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”) issued by the Issuer. Del Monte Corporation is a wholly-owned subsidiary of Del Monte Foods Company. The Offers and Consent Solicitations were made in connection with the Company’s proposed merger (the “Merger”) with and into Del Monte Foods Company. The Merger is not conditioned upon the receipt of the Requisite Consents to adopt the Proposed Amendments.

The Company also announced that it has received consents (coupled with tenders) from holders of a majority in principal amount of each series of Notes to cause the adoption of the proposed amendments to the respective series of Notes. Supplemental indentures effecting the proposed amendments have been executed but such proposed amendments will only become operative immediately prior to the first acceptance for payment of all Notes of such series that are validly tendered (and not previously withdrawn).

Each Tender Offer will expire at 8:00 a.m., New York City time, on February 16, 2011, unless extended or earlier terminated (with respect to each Tender Offer, the “Expiration Date”). Holders of Notes who have not already tendered their Notes may do so at any time on or prior to 8:00 a.m., New York City time, on February 16, 2011, but Holders who tender their Notes after the extended Consent Payment Deadline will only be eligible to receive the applicable tender offer consideration, which is an amount, paid in cash, equal to the applicable total consideration less the applicable consent payment, for their Notes. The Total Consideration of $1,235.45 per $1,000 principal amount of 2019 Notes validly tendered on or before February 1, 2011 was calculated based on the present value on the Payment Date of the sum of the Redemption Price on the Redemption Date plus interest payments to, but not including, the Redemption Date, determined using a discount factor equal to the yield on February 1, 2011 of the Reference Security plus a fixed spread of 50 basis points. The Reference Yield and the Offer Yield, as such terms are used in the Offer to Purchase and Consent Solicitation Statement, are 1.321% and 1.821%, respectively.

The Offers and Consent Solicitations relating to the Notes are being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 19, 2011 (the “Statement”) and the related Consent and Letter of Transmittal (the “Consent and Letter of Transmittal”). Further details about the terms and conditions of the Offers and Consent Solicitations are set forth in the Statement and Consent and Letter of Transmittal.

The Company reserves the right, in its sole discretion, to further modify the terms of either of the Offers, or to waive or modify any one or more of the conditions thereto, in whole or in part, at any time on or before the Expiration Date of such Tender Offer.

The Offers and Consent Solicitations are being made pursuant to the Statement and Consent and Letter of Transmittal, which more fully set forth the terms of the Offers and Consent Solicitations.

The dealer managers for the Offers and solicitation agents for the Consent Solicitations are BofA Merrill Lynch ((888) 292-0070 (toll-free), (980) 388-9217 (collect)), Morgan Stanley ((800) 624-1808 (toll-free), (212) 761-0858 (collect)), J.P. Morgan ((800) 245-8812 (toll-free), (212) 270-1200 (collect)), Barclays Capital ((800) 438-3242 (toll-free), (212) 528-7581 (collect)) and KKR Capital Markets LLC ((212) 230-9433 (collect)). The depositary and information agent for the Offers and Consent Solicitations is Global Bondholder Services Corporation.

Noteholders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 952-2200. (Banks and brokers may call collect at (212) 430-3774.)

This announcement is not an offer to purchase or solicitation of an offer to purchase or a solicitation of tenders or consents with respect to any Notes.

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the 6 3/4% Senior Subordinated Notes due 2015 or the 7 1/2% Senior Subordinated Notes due 2019. The Offers and the Consent Solicitations are being made only pursuant to the Offer to Purchase and related Letter of Transmittal and Consent that the Company will be distributing to noteholders promptly. Noteholders should read carefully the Offer to Purchase and related Letter of Transmittal and Consent because they contain important information, including the various terms of and conditions to the Offers and the Consent Solicitations. None of the Company, Del Monte Foods Company, Del Monte Corporation, the dealer managers, the solicitation agents, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not noteholders should tender all or any portion of their Notes in the tender offers or deliver their consents in the Consent Solicitations.

Forward-Looking Statements

This news release may contain forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements reflect the Company’s current expectations, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause its actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; and the Company’s ability to complete planned transactions, including, without limitation, the Merger. Forward-looking statements contained in this news release speak only as of the date of this news release, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

CONTACT:    Diana Postemsky (212) 521-4805

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